UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers

On July 15, 2009, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Occidental Petroleum Corporation authorized grants of incentive awards under the Company’s 2005 Long-Term Incentive Plan to the executive officers named in the Company’s 2009 Proxy Statement and other employees. The named officers received performance-based, at-risk, awards that are intended to link the greatest portion of their potential compensation to the Company’s performance over specified future performance periods. Each named officer received a Return on Equity Incentive (“ROEI") award and a Total Shareholder Return Incentive (“TSRI”) award. The forms of award agreements are attached as Exhibits 10.1 and 10.2.

The Return on Equity Incentive is a cash award that vests and becomes payable at the end of the three-year performance period from July 1, 2009 through June 30, 2012, depending on the sum of the Company’s return on equity for each of the twelve quarters in the performance period. No payout will be made unless cumulative return on equity is more than 33 percent. If cumulative return on equity equals or exceeds 54 percent, payout will be at 200 percent of the target incentive amount specified in dollars on the award agreement.

The Total Shareholder Return Incentive is denominated in target performance shares, each of which is equal to one share of the Company’s common stock. The number of shares received at the end of the four-year performance period, which runs from July 15, 2009 through July 14, 2013, will depend on a peer company comparison of total stockholder return. The peer companies are: Anadarko Petroleum Corporation, Apache Corporation, BP p.l.c., Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation and Royal Dutch Shell plc. Depending on the Company's total stockholder return compared to the total stockholder returns of its peers, the grantee will receive an amount ranging from 0 percent to 200 percent of the target performance shares, which amount will be payable 60 percent in shares of the Company’s common stock and 40 percent in cash; provided, however, that if the Company’s total stockholder return does not exceed the total stockholder return of the Standard & Poor’s 500 Stock Index for the same period, the Grantee’s right to receive shares and cash in excess of the target performance share level will be forfeited. During the performance period, dividend equivalents are paid with respect to the target performance shares in an amount equal to the dividend declared per share of common stock.

Payout for the ROEI and TSRI awards depends on the grantee remaining employed throughout the applicable performance period; however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of the Company during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period after such event with respect to ROEI and the TSRI awards. If the grantee is terminated for cause or terminates voluntarily, the award agreement will automatically terminate on the termination date and the grantee will forfeit the right to receive any payout under the award. In the event of a Change in Control Event (as defined in the 2005 Long-Term Incentive Plan), the ROEI and the TSRI awards will vest on the date of Change in Control at the target incentive amount and target performance share level, respectively. 50 percent of the net after-tax shares received by a grantee who is a named executive officer must be retained for three years following certification of the performance measure by the Compensation Committee at the conclusion of the performance period.

ROEI and TSRI awards were made to the named executive officers who were employed by the Company on the grant date, Dr. Irani and Messrs. Chazen, de Brier, and Olson, in the following target incentive amounts and target performance share units: $22,500,000 and 337,130 units; $10,000,000 and 149,836 units; $2,000,000 and 29,968 shares; and $1,500,000 and 22,476 units; respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award Agreement (Cash-based, Cash-settled Award).

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-settled Award).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: July 21, 2009	/s/ ROY PINECI
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award Agreement (Cash-based, Cash-settled Award).

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-settled Award).